EXHIBIT 10.1

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

PNMAC GMSR ISSUER TRUST,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC LOAN SERVICES, LLC,

as Administrator and Servicer

and

ATLAS SECURITIZED PRODUCTS, L.P.,

as Administrative Agent

SERIES 2024-GT1 INDENTURE SUPPLEMENT

Dated as of February 29, 2024

To

THIRD AMENDED AND RESTATED BASE INDENTURE

Dated as of April 1, 2020

MSR COLLATERALIZED NOTES,
SERIES 2024-GT1

- i -

This SERIES 2024-GT1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of February 29, 2024, is made by and among PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (in such capacity, the “Administrator”) and servicer (in such capacity, the “Servicer”), and ATLAS SECURITIZED PRODUCTS, L.P. (“ASP”), a Delaware limited partnership, as administrative agent (the “Administrative Agent”). This Indenture Supplement relates to and is executed pursuant to that certain Third Amended and Restated Base Indenture, dated as of April 1, 2020, including the schedules and exhibits thereto (as amended by Amendment No. 1, dated as of June 8, 2022, Amendment No. 2, dated as of June 9, 2022, and Amendment No. 3, dated as of February 7, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture” and together with this Indenture Supplement, the “Indenture”), among the Issuer, the Administrator, the Servicer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and Pentalpha Surveillance LLC, a Delaware limited liability company, as credit manager, and the Administrative Agent, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full.

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Term Notes, the Series 2024-GT1 Term Notes (as defined below). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2024-GT1 Term Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1.            Creation of the Series 2024-GT1 Term Notes.

There are hereby created, effective as of the Issuance Date, the Series 2024-GT1 Term Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PNMAC GMSR Issuer Trust MSR Collateralized Notes, Series 2024-GT1” (the “Series 2024-GT1 Term Notes”). The Series 2024-GT1 Term Notes will be rated and shall be subordinated to any MBS Advance VFNs, including the Series 2016-MBSADV1 Notes, the Series 2021-MBSADV1 Notes, the Series 2023-MBSADV1 Notes and the Series 2023-MBSADV2 Notes. The Series 2024-GT1 Term Notes are issued in one (1) Class of Term Notes with the Initial Note Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement. The Series 2024-GT1 Term Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2024-GT1 Term Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2024-GT1 Term Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.            Defined Terms.

With respect to the Series 2024-GT1 Term Notes and in addition to or in replacement of the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2024-GT1 Term Notes are Outstanding: (i) with respect to the provisions of this Indenture Supplement, ASP, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, together ASP and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in this Indenture Supplement or in the Base Indenture shall mean “them” and “their,” and reference to the singular herein and therein in relation to the Administrative Agent will be construed as if plural.

“Advance Rate” means, with respect to the Series 2024-GT1 Term Notes, [**]% of the Collateral Value of the Portfolio; provided, that, upon the occurrence of an Advance Rate Reduction Event, the Advance Rate will decrease by [****]% per month until the Advance Rate Reduction Event is cured in all respects subject to the satisfaction of the Administrative Agent, at which point the Advance Rate, as applicable, will revert to the value it had prior to the occurrence of such Advance Rate Reduction Event.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benchmark” means, with respect to any Interest Accrual Period, initially, the SOFR Rate; provided, that, if the Designated Transaction Representative determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement as of the related Benchmark Reference Time on the Benchmark Determination Date.

“Benchmark Determination Date” means (i) for the first Payment Date and the related Interest Accrual Period following the Issuance Date, two (2) Business Days prior to the Issuance Date, and (ii) for each Payment Date and the related Interest Accrual Period following the first Payment Date, means (1) if the Benchmark is the SOFR Rate, the SOFR Determination Date and (2) if the Benchmark is not the SOFR Rate, the date determined by the Designated Transaction Representative in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.

“Benchmark Reference Agreement” means the first applicable alternative set forth in the order below that can be determined by the Designated Transaction Representative:

(1) the Series 2016-MSRVF1 Repurchase Agreement;

(2) the Series 2020-SPIADVF1 Repurchase Agreement;

(3) the Series 2023-MSRVF1 Repurchase Agreement;

(4) the Series 2020-SPIADVF1 GS Repurchase Agreement;

(5) the Series 2023-MSRVF2 Repurchase Agreement;

(6) the Series 2020-SPIADVF1 Nomura Repurchase Agreement;

(7) any other repurchase or financing facility entered into with respect to a Series of Variable Funding Notes that are Outstanding;

(8) any other repurchase or financing facility entered into by the Servicer with respect to MSRs or mortgage loans; or

(9) any other financing facility identified by the Designated Transaction Representative.

“Benchmark Reference Time” means, with respect to any determination of the Benchmark, (i) if the Benchmark is the SOFR Rate, the SOFR Determination Time and (ii) if the Benchmark is not the SOFR Rate, the time determined by the Designated Transaction Representative in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.

“Benchmark Replacement” means, the first applicable alternative set forth in the order below that can be determined by the Calculation Agent as of the applicable Benchmark Replacement Date:

(1)            the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)            the sum of: (a) the alternate rate of interest that has been selected by the Designated Transaction Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Designated Transaction Representative as of the applicable Benchmark Replacement Date:

(1)            the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designated Transaction Representative giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, in connection with the determination of any Benchmark Transition Event or Benchmark Replacement Date or the adoption of any Benchmark Replacement, Unadjusted Benchmark Replacement or Benchmark Replacement Adjustment, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” and other administrative matters) that the Designated Transaction Representative, in its sole discretion, decides may be appropriate to reflect such determination or adoption in a manner substantially consistent with the practices adopted with respect to the applicable Benchmark Reference Agreement or market practice (or, if the Designated Transaction Representative decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representative determines that no such market practice exists), in such other manner as the Designated Transaction Representative determines is reasonably necessary, in each case as notified to the Indenture Trustee, the Calculation Agent and the Administrative Agent at least twenty (20) calendar days prior to the posting of such Benchmark Replacement Conforming Changes with the Payment Date Report notifying Noteholders of such changes and such Benchmark Replacement Conforming Changes taking effect, which such changes shall automatically become effective without further action on behalf of any party (upon being provided with such Payment Date Report). The Benchmark Replacement Conforming Changes will be prepared by the Designated Transaction Representative and delivered to the Indenture Trustee and Calculation Agent for posting with the Payment Date Report.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to then current Benchmark (including the daily published component used in the calculation thereof):

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

If the Designated Transaction Representative determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Benchmark Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes with respect to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

For the avoidance of doubt, if the event that gives rise to the applicable Benchmark Replacement Date occurs on the same day as, but earlier than, the Benchmark Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Benchmark Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Issuance Date are located at Citibank, N.A., Agency & Trust, 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, including for Note transfer, exchange or surrender purposes.

“Corresponding Tenor” means a tenor (including overnight) having the length (disregarding any business day adjustment) of 30 days or one month, and with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2024-GT1 Term Notes, [****]% per annum.

“Default Supplemental Fee” means, for the Series 2024-GT1 Term Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Default Supplemental Fee Shortfall Amount, plus (2) the product of:

(i)            the Default Supplemental Fee Rate multiplied by

(ii)            the average daily Note Balance since the prior Payment Date of the Series 2024-GT1 Term Notes multiplied by

(iii)            a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2024-GT1 Term Notes, [****]% per annum.

“Designated Transaction Representative” means the Administrator.

“Early Amortization Event” occurs with respect to the Series 2024-GT1 Term Notes when:

(i)            the amount currently funded with respect to all Series of VFNs, measured individually, by a Noteholder of an MBS Advance VFN is less than $50,000,000;

(ii)            an Advance Rate Reduction Event has occurred and has been continuing for six (6) consecutive months; or

(iii)            the unpaid principal balance of the Portfolio is less than $35 billion.

“Early Amortization Event Payment Amount” means, with respect to the Series 2024-GT1 Term Notes, the sum of (i) one-thirty-sixth (1/36) of the Note Balance of the Series 2024-GT1 Term Notes as of the date on which an Early Amortization Event occurs and (ii) the product of (a) the Series Allocation Percentage of the Series 2024-GT1 Term Notes and (b) the amounts in the Collection and Funding Account that are designated as “Advance Rate Reduction Event Reserve Amounts” on such Payment Date, if applicable.

“Early Termination Event” means, with respect to the Series 2024-GT1 Term Notes, not applicable.

“Early Termination Event Payment Amount” means, with respect to the Series 2024-GT1 Term Notes, not applicable.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“First Optional Extension Date” means March 25, 2029.

“First Optional Extension Term” has the meaning assigned to such term in Section 6.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, for the Series 2024-GT1 Term Notes, $425,000,000.

“Initial Purchasers” means together, SMBC Nikko Securities America, Inc., Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC and Nomura Securities International, Inc.

“Interest Accrual Period” means, for the Series 2024-GT1 Term Notes, (i) with respect to the first Payment Date, the period that will commence on the Issuance Date and will end on the day immediately preceding the Payment Date in March 2024, and (ii) with respect to any subsequent Payment Dates, the period that will commence on the immediately preceding Payment Date and end on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2024-GT1 Term Notes for each Payment Date will be calculated based on the Interest Day Count Convention. The first Payment Date with respect to the Series 2024-GT1 Term Notes will be March 25, 2024.

“Interest Day Count Convention” means, with respect to the Series 2024-GT1 Term Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuance Date” means February 29, 2024.

“Margin” means, for the Series 2024-GT1 Term Notes, 3.20% per annum.

“Note Interest Rate” means, for the Series 2024-GT1 Term Notes, with respect to any Interest Accrual Period, the sum of (a) the Benchmark plus (b) the applicable Margin.

“Note Purchase Agreement” means that certain Series 2024-GT1 Note Purchase Agreement, dated as of February 22, 2024, by and among the Issuer, ASP, as Administrative Agent on behalf of the Initial Purchasers, PLS, as Administrator and Servicer, and the Initial Purchasers, that relates to the purchase of the Series 2024-GT1 Term Notes, as amended, restated, supplemented or otherwise modified from time to time.

“Note Rating Agency” means Kroll Bond Rating Agency, LLC.

“PLS” has the meaning assigned to such term in the Preamble.

“Regulation RR” has the meaning assigned to such term in Section 15 of this Indenture Supplement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Scheduled Principal Payment Amount” means, with respect to any Payment Date following a Scheduled Principal Payment Event, an amount equal to the sum of the Series Principal Payment Amounts due and payable on each Series of Terms Notes then outstanding.

“Scheduled Principal Payment Events” means, for any Payment Date with respect to the Series 2024-GT1 Term Notes, a Series Principal Payment Amount will be due on a one-time basis on any Payment Date following the occurrence of any of the following events (each, a “Scheduled Principal Payment Event”):

(i)            the unpaid principal balance of the Portfolio is less than $85 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(ii)            the unpaid principal balance of the Portfolio is less than $80 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iii)            the unpaid principal balance of the Portfolio is less than $75 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iv)            the unpaid principal balance of the Portfolio is less than $70 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(v)            the unpaid principal balance of the Portfolio is less than $65 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(vi)            the unpaid principal balance of the Portfolio is less than $60 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(vii)            the unpaid principal balance of the Portfolio is less than $55 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(viii)            the unpaid principal balance of the Portfolio is less than $50 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(ix)            the unpaid principal balance of the Portfolio is less than $45 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date; or

(x)            the unpaid principal balance of the Portfolio is less than $40 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date.

“Second Optional Extension Date” means March 25, 2030.

“Second Optional Extension Term” has the meaning assigned to such term in Section 6.

“Series 2020-SPIADVF1 GS Repurchase Agreement” means the Amended and Restated Master Repurchase Agreement, dated as of December 20, 2023, among PLS, as parent, PNMAC SPIA VFN Funding, LLC, as repo seller, Goldman Sachs Bank USA, as repo buyer, Private National Mortgage Acceptance Company, LLC, as guarantor and Goldman Sachs Bank USA, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Series 2020-SPIADVF1 Nomura Repurchase Agreement” means the Master Repurchase Agreement, dated as of August 4, 2023, among PLS, as repo seller, Nomura Corporate Funding Americas, LLC, as repo buyer, and Nomura Corporate Funding Americas, LLC, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Series 2023-MSRVF1 Repurchase Agreement” means the Amended and Restated Master Repurchase Agreement, dated as of December 20, 2023, among PLS, as parent, PNMAC GMSR VFN Funding, LLC, as repo seller, Goldman Sachs Bank USA, as repo buyer, Private National Mortgage Acceptance Company, LLC, as guarantor and Goldman Sachs Bank USA, as administrative agent, related to the Series 2023-MSRVF1 Notes as amended, restated, supplemented or otherwise modified from time to time.

“Series 2023-MSRVF2 Repurchase Agreement” means the Master Repurchase Agreement, dated as of August 4, 2023, among PLS, as repo seller, Nomura Corporate Funding Americas, LLC, as repo buyer, and Nomura Corporate Funding Americas, LLC, as administrative agent, related to the Series 2023-MSRVF2 Notes as amended, restated, supplemented or otherwise modified from time to time.

“Series 2024-GT1 Term Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.

“Series Principal Payment Amount” means, with respect to the Series 2024-GT1 Term Notes, upon the occurrence of a Scheduled Principal Payment Event, an amount equal to the product of (i) the Series Allocation Percentage of the Series 2024-GT1 Term Notes and (ii) the product of (a) $5,000,000,000, (b) the Market Value Percentage (as calculated using clause (b)(ii) of the definition thereof) and (c) the Advance Rate of the Series 2024-GT1 Term Notes.

“Series Required Noteholders” means, for so long as the Series 2024-GT1 Term Notes are Outstanding, Noteholders of the Series 2024-GT1 Term Notes constituting the Majority Noteholders of such Series.

“SOFR” means, with respect to any day, the greater of (i) the secured overnight financing rate published for such day by the Federal Reserve Bank of New York (or a successor administrator), as the administrator of the benchmark on the Federal Reserve Bank of New York’s Website (or such successor administrator’s website) and (ii) 0%.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Interest Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Designated Transaction Representative decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Designated Transaction Representative decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representative determines that no market practice exists, in such other manner as the Designated Transaction Representative determines is reasonably necessary), in each case as notified to the Indenture Trustee, the Calculation Agent and the Administrative Agent at least twenty (20) calendar days prior to the posting of such SOFR Adjustment Conforming Changes with the Payment Date Report notifying Noteholders of such changes and such SOFR Adjustment Conforming Changes taking effect, which such changes shall automatically become effective without further action on behalf of any party (upon being provided with such Payment Date Report). The SOFR Adjustment Conforming Changes will be prepared by the Designated Transaction Representative and delivered to the Indenture Trustee and Calculation Agent for posting with the Payment Date Report.

“SOFR Determination Date” means the second U.S. Government Securities Business Day before each Interest Accrual Period begins.

“SOFR Determination Time” means 3:00 p.m. (New York time) on a U.S. Government Securities Business Day, at which time Term SOFR is published on the Federal Reserve Bank of New York’s Website.

“SOFR Rate” means, with respect to the Note Interest Rate, based on SOFR, a rate equal to Term SOFR for the Corresponding Tenor of such Note, provided that the Designated Transaction Representative will have the right, its sole discretion, to make applicable SOFR Adjustment Conforming Changes; provided, however, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Designated Transaction Representative will determine an alternative Benchmark in accordance with the definition of Benchmark Replacement and references to SOFR Rate herein will be deemed to reference such Benchmark Replacement.

“Specified Call Premium Amount” means, as of any date of determination in respect of the Series 2024-GT1 Term Notes, the greater of (i) $0 and (ii) (a) the quotient of: (1) the product of: (x) the Note Interest Rate multiplied by (y) the outstanding Note Balance divided by (2) 360 multiplied by (b) the difference between (1) 720 and (2) the number of days from and including the date the Series 2024-GT1 Term Notes were issued through and including the date on which the Series 2024-GT1 Term Notes are redeemed.

“Stated Maturity Date” means, for Series 2024-GT1 Term Notes, the Payment Date in March 2029, or upon exercise of the First Optional Extension, the Payment Date in March 2030, or upon exercise of the Second Optional Extension, the Payment Date in March 2031, as further described in Section 6 hereof.

“Step-Up Fee” means for the Series 2024-GT1 Term Notes and each Payment Date during the Step-Up Fee Period and on the date of final payment of such Notes (if the Step-Up Fee Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Step-Up Fee Shortfall Amount plus (2) the product of (i) the applicable Step-Up Fee Rate multiplied by (ii) the average daily Note Balance since the prior Payment Date of the Series 2024-GT1 Term Notes multiplied by (iii) a fraction, (A) the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Step-Up Fee Period) to but excluding such Payment Date and (B) the denominator of which equals 360.

“Step-Up Fee Period” means, upon exercise of the First Optional Extension, the period that begins on the First Optional Extension Date and ends on the date on which the Series 2024-GT1 Term Notes are no longer outstanding.

“Step-Up Fee Rate” means, with respect to the Series 2024-GT1 Term Notes, [****]% per annum during the First Optional Extension Term and [****]% per annum during the Second Optional Extension Term.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body as may initially be increased or decreased by a spread adjustment value that is either (i) set or recommended by the Relevant Governmental Body for such term rate or (ii) determined in accordance with the methodology endorsed by the Relevant Governmental Body for such term rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“WSFS” has the meaning assigned to such term in Section 14 hereof.

Section 3.            Form of the Series 2024-GT1 Term Notes; Transfer Restrictions.

(a)            Subject to the terms and provisions of Section 5.4 of the Base Indenture, the Series 2024-GT1 Term Notes shall only be issued as a Book-Entry Note, and the form of Global Rule 144A Note that may be used to evidence the Series 2024-GT1 Term Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-1. The Series 2024-GT1 Term Notes shall not be issued as a Regulation S Notes nor shall any Series 2024-GT1 Term Notes be sold in offshore transactions in reliance on Regulation S.

The Series 2024-GT1 Term Notes will be issued in minimum denominations of $200,000 and integral multiples of $1 in excess thereof.

(b)            The Series 2024-GT1 Term Notes will not be registered under the 1933 Act, or the securities laws of any other jurisdiction. The sale, pledge or other transfer of any Series 2024-GT1 Term Note or any interest therein will be subject to the restrictions described below. The Series 2024-GT1 Term Notes will bear a legend referring to the transfer restrictions thereof. None of the Issuer or the Initial Purchasers will register the Series 2024-GT1 Term Notes under the 1933 Act, register or qualify the Series 2024-GT1 Term Notes under the securities laws of any state or other jurisdiction or provide registration rights to any purchaser.

In addition to any provisions set forth in Section 6.5 of the Base Indenture, any Noteholder of the Series 2024-GT1 Term Notes may only resell, pledge or transfer its beneficial interest in a Series 2024-GT1 Term Note to a person that the transferor reasonably believes is, and who has certified (or, in the case of Book-Entry Notes, is deemed to have certified) that it is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is made in reliance on Rule 144A. The Series 2024-GT1 Term Notes may not be resold, pledged or transferred pursuant to Regulation S.

Section 4.            Payments and Allocation of Funds on Payment Dates; No Series Reserve Account.

(a)            Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2024-GT1 Term Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(b)            There will be no Series Reserve Account for the Series 2024-GT1 Term Notes.

(c)            The Administrative Agent and the Issuer further confirm that the Series 2024-GT1 Term Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Cede & Co.,” as nominee of DTC, pursuant to a letter agreement between the Issuer and DTC, to be dated as of the Issuance Date. The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2024-GT1 Term Notes in the name of “Cede & Co”.

Section 5.            Optional Redemption and Refinancing.

(a)            The Issuer may, at any time, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Noteholders of the Series 2024-GT1 Term Notes, redeem in whole or in part and/or terminate and cause retirement of the Series 2024-GT1 Term Notes (so long as, in the case of any partial redemption, (i) such redemption is funded using the proceeds of the issuance and sale of one or more new Classes of Notes or from any other cash or funds of PLS and not Collections on the MSRs, and (ii) the Series 2024-GT1 Term Notes are redeemed on a pro rata basis based on their related Note Balances). In anticipation of a redemption of the Series 2024-GT1 Term Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2024-GT1 Term Notes, on the last day of their Revolving Period. Any amendment to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of the Series 2024-GT1 Term Notes or of any other Notes issued under the Base Indenture (but with satisfaction of other requirements for amendments entered into without Noteholder consent). Any Notes issued in replacement for the Series 2024-GT1 Term Notes will have the same rights and privileges as the Class of Series 2024-GT1 Term Notes that was refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates and different Note Interest Rates.

(b)            If the Issuer redeems the Series 2024-GT1 Term Notes within 24 months from and including the Issuance Date, the Issuer shall pay to the Noteholders of the Series 2024-GT1 Term Notes as part of the Redemption Amount an amount equal to the Specified Call Premium Amount.

Section 6.            Optional Extension of Stated Maturity Date.

The Administrator, on behalf of the Issuer, may, by written notice to the Administrative Agent and the Indenture Trustee, request two one-year extensions of the Stated Maturity Date for the Series 2024-GT1 Term Notes. The first optional extension (the “First Optional Extension”) request must be made at least fifteen (15) days prior to the First Optional Extension Date and the second optional extension (the “Second Optional Extension” and together with the First Optional Extension, “Optional Extensions”) request must be made at least fifteen (15) days prior to the Second Optional Extension Date. To the extent the Administrator has exercised the First Optional Extension and the term of the Acknowledgment Agreement has been extended through at least March 25, 2030, the Stated Maturity Date will be extended on the First Optional Extension Date such that, after giving effect to such extension, the Stated Maturity Date will be one (1) year after the Stated Maturity Date in effect immediately prior to exercise of the First Optional Extension (the “First Optional Extension Term”). To the extent the Administrator has exercised the Second Optional Extension and the term of the Acknowledgment Agreement has been extended through at least March 25, 2031, the Stated Maturity Date will be extended on the Second Optional Extension Date such that, after giving effect to such extension, the Stated Maturity Date will be one (1) year after the Stated Maturity Date in effect immediately prior to exercise of the Second Optional Extension (“Second Optional Extension Term”). The Stated Maturity Date of the Series 2024-GT1 Term Notes cannot be extended past the date which is two (2) years following the initial Stated Maturity Date in effect immediately prior to exercise of the First Optional Extension. Upon exercise of an Optional Extension, during the Step-Up Fee Period, the applicable Step-Up Fee will apply to the Series 2024-GT1 Term Notes.

Section 7.            Determination of Note Interest Rate and Benchmark.

(a)            At least one (1) Business Day prior to each Determination Date, the Calculation Agent shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2024-GT1 Term Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b)            On each Benchmark Determination Date, the Calculation Agent will calculate the Benchmark for a one-month period for the succeeding Interest Accrual Period for the related Series 2024-GT1 Term Notes on the basis of the procedures specified in the definition of “Benchmark.”

(c)            In connection with the implementation of a Benchmark Replacement, the Designated Transaction Representative will have the right from time to time to make Benchmark Replacement Conforming Changes as described in the definition thereof.

(d)            Written notice or materials relating to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes received by the Paying Agent in a format suitable for posting shall be posted with the relevant Payment Date Report. Notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon such information being provided with the Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes and/or SOFR Adjustment Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.

(e)            Any determination, decision or election that may be made by the Designated Transaction Representative in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Designated Transaction Representative’s sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, shall become effective without consent from any other party. The Designated Transaction Representative shall provide notice of any determination, decision or election made by the Designated Transaction Representative in connection with a Benchmark Transition Event or a Benchmark Replacement as described above at least twenty (20) days prior to the proposed posting of such changes with the related Payment Date Report. None of the Issuer, Owner Trustee, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Administrator, the Designated Transaction Representative, the Administrative Agent, the Servicer or any other transaction party will have any liability for any determination made by or on behalf of the Issuer by any party, including the Designated Transaction Representative or any action or inaction by the Administrative Agent, in connection with a Benchmark Transition Event, any Benchmark Replacement Date, the determination of or a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against any of the Issuer, Owner Trustee, the Indenture Trustee, the Calculation Agent, the Administrator, the Designated Transaction Representative, the Administrative Agent or the Servicer relating to any such determinations.

(f)            The establishment of the Benchmark by the Calculation Agent and the Designated Transaction Representative, as applicable, and the Calculation Agent’s subsequent calculation of the Benchmark, the Note Interest Rate and the Interest Payment Amount on the Series 2024-GT1 Term Notes for the relevant Interest Accrual Period based on the determination made by the Designated Transaction Representative, in the absence of manifest error, will be final and binding.

(g)            The Designated Transaction Representative and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Indenture Supplement or the other Transaction Documents in its capacity as Designated Transaction Representative, other than action or inaction undertaken with gross negligence, willful misconduct or bad faith. Without limiting the foregoing and notwithstanding any understanding to the contrary, no Noteholder shall have any right of action whatsoever against the Designated Transaction Representative as a result of the Designated Transaction Representative acting or refraining from acting under this Indenture Supplement, the Notes or any of the other Transaction Documents in its own interests or otherwise, other than as a result of gross negligence, willful misconduct or bad faith by the Designated Transaction Representative.

Section 8.            Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2024-GT1 Term Notes and the Indenture Trustee that, as of the Issuance Date (a) the Series 2024-GT1 Term Notes are rated “BBB (sf)” by the Note Rating Agency and (b) each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2024-GT1 Term Notes have been satisfied or waived in accordance with the terms thereof.

Section 9.            Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

PLS hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PLS to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10.            Amendments.

(a)            Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision therein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement. Further, the Noteholders of Series 2024-GT1 Term Notes are deemed to consent to any amendments made to the Transaction Documents as a result of amendments to the Acknowledgment Agreement that Ginnie Mae and the Servicer agree to effect from time to time or changes that Ginnie Mae may make to the Ginnie Mae Guide from time to time.

(b)            Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture except for amendments otherwise permitted as described in Sections 12.1 and 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2024-GT1 Term Notes, supplement, amend or revise any term or provision of this Indenture Supplement; provided, that with respect to the following amendments, the consent of each Noteholder of each Outstanding Series 2024-GT1 Term Notes materially and adversely affected thereby shall be required:

(i)	any change to the scheduled payment date of any payment of interest on any Note held by such Noteholder, or change a Payment Date or Stated Maturity Date of any Note held by such Noteholder;

(ii)	any reduction of the Note Balance of, or the Note Interest Rate, the Step-Up Fee Rate or the Default Supplemental Fee Rate on any Notes held by such Noteholder, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to such Noteholder;

(iii)	any impairment of the right to institute suit for the enforcement of any payment on any Note held by such Noteholder;

(iv)	any reduction of the percentage of Noteholders of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), for which consent is required for any such amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of the Indenture or any Indenture Supplement or of defaults thereunder and their consequences, provided for in the Base Indenture or any Indenture Supplement;

(v)	any modification of any amendment of the Indenture, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of the Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholder of each outstanding Note adversely affected thereby;

(vi)	any modification to permit the creation of any lien or other encumbrance on the collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders of the Notes;

(vii)	any modification to change the method of computing the amount of principal of, or interest on, any Note held by such Noteholder on any date;

(viii)	any modification to increase any Advance Rates in respect of Notes held by such Noteholder or eliminate or decrease any collateral value exclusions in respect of Notes held by such Noteholder; or

(ix)	any change, modification or waiver of any Scheduled Principal Payment Amount;

provided, that written notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes received by the Paying Agent in a format suitable for posting shall be posted with the relevant Payment Date Report, and notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon such information being provided with such Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes and/or SOFR Adjustment Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.

(c)            For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer.

(d)            For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(e)            Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 11.            Counterparts.

This Indenture Supplement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. The parties agree that this Indenture Supplement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Indenture Supplement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.

Section 12.            Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 13.            Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2024-GT1 Term Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2024-GT1 Term Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2024-GT1 Term Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2024-GT1 Term Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2024-GT1 Term Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 13 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including, without limitation, the PC Guaranty and the PMT Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2024-GT1 Term Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 13 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2024-GT1 Term Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 14.            Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Savings Fund Society, FSB, not individually or personally but solely in its capacity as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it thereunder, (b) each of the representations, covenants, undertakings, and agreements herein made on the part of the Issuer is made and intended not as a personal representation, covenant, undertaking and agreement by Wilmington Savings Fund Society, FSB but is made and intended for the purpose of binding only, and is binding only on, the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, individually or personally, or as Owner Trustee, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Savings Fund Society, FSB has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture Supplement or any related document delivered pursuant hereto, (e) under no circumstances shall Wilmington Savings Fund Society, FSB be personally liable for the performance of the Issuer, payment of any indebtedness, indemnities, fees, costs or expenses of the Issuer, or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any) representation, warranty or covenant made or undertaken by the Issuer or by Wilmington Savings Society, FSB as Owner Trustee on behalf of the Issuer under this Indenture Supplement or any other related documents, as to all of which recourse shall be had solely to the assets of the Issuer and (f) Wilmington Savings Fund Society, FSB shall have the rights, privileges, indemnities and immunities as are set forth in the Trust Agreement.

Section 15.            Credit Risk Retention.

While it is not clear that Section 15G of the 1934 Act, added pursuant to Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Regulation RR”), applies to the issuance of the Series 2024-GT1 Term Notes and that PLS will be deemed a securitizer for the purposes of Regulation RR, PLS will maintain a subordinated seller’s interest in the Issuer (in the form of the Owner Trust Certificate) that equals not less than [*]% of the aggregate unpaid principal balance of any Outstanding Notes (other than Notes held to maturity by PLS or its wholly-owned affiliates), calculated in accordance with Regulation RR.

The seller’s interest expected to be retained by PLS in connection with Regulation RR (to the extent applicable), will equal approximately [****]% or $[**************] (in each case, as calculated in accordance with Regulation RR), as of the Issuance Date. As the Series 2016-MSRVF1 Notes, the Series 2023-MSRVF1 Notes, the Series 2023-MSRVF2 Notes and the Series 2020-SPIADVF1 Notes are held by PLS, PNMAC GMSR VFN Funding, LLC or PNMAC SPIA VFN Funding, LLC, but financed by Nexera Holding LLC, Citibank, N.A., Goldman Sachs Bank USA and Nomura Corporate Funding Americas, LLC, as applicable, as repo buyers, the Note Balances of the Series 2016-MSRVF1 Notes, the Series 2023-MSRVF1 Notes, the Series 2023-MSRVF2 Notes and the Series 2020-SPIADVF1 Notes are not included in the denominator of the calculation that produced the percentage described above in accordance with Regulation RR. If the Note Balances of the Series 2016-MSRVF1 Notes, the Series 2023-MSRVF1 Notes, the Series 2023-MSRVF2 Notes and the Series 2020-SPIADVF1 Notes were included in the denominator, the resulting percentage of the seller’s interest would be lower but still in excess of the required [*]%.

Section 16.            Note Rating Agency.

It is a condition of issuance of the Series 2024-GT1 Term Notes that the Series 2024-GT1 Term Notes be rated at least “BBB (sf)” by the Note Rating Agency.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PNMAC GMSR ISSUER TRUST, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
	Name:	Mark H. Brzoska
	Title:	Vice President

[PNMAC GMSR – Series 2024-GT1 Indenture Supplement]

CITIBANK, N.A., as Indenture Trustee,
Calculation Agent, Paying Agent and Securities Intermediary, and not in its
individual capacity

By:	/s/ Valerie Delgado
	Name:	Valerie Delgado
	Title:	Senior Trust Officer

[PNMAC GMSR – Series 2024-GT1 Indenture Supplement]

PENNYMAC LOAN SERVICES, LLC, as
Administrator and Servicer

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Senior Managing Director and Treasurer

[PNMAC GMSR – Series 2024-GT1 Indenture Supplement]

ATLAS SECURITIZED PRODUCTS, L.P.,
as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By:	/s/ Dominic Obaditch
	Name:	Dominic Obaditch
	Title:	Managing Director

[PNMAC GMSR – Series 2024-GT1 Indenture Supplement]